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                                                                  EXHIBIT 16.1

                      [RECONTA ERNST & YOUNG LETTERHEAD]





        March 27, 1997



        Securities and Exchange Commission
        450 Fifth Street, N.W.
        Washington, DC  20549 - 1004



        Gentlemen:

        We have read item 4 of Form 8-K dated March 26, 1997 of Detroit Diesel Corporation and are in agreement with the statements contained in the second, third and fourth paragraph on page 3 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                /s/ Reconta Ernst & Young S.p.A.




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